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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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The Board of Directors
United PanAm Financial Corp.:

We consent to the use of our report dated March 6, 1998 with respect to the consolidated financial statements of United PanAm Financial Corp. incorporated herein by reference from the Prospectus of United PanAm Financial Corp. dated April 23, 1998. Our report refers to a change in the Company's method of accounting for transfers and servicing of financial assets in 1997


                              /s/  KPMG PEAT MARWICK LLP

San Francisco, California
November 4, 1998